UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Co-Registrants [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]Definitive Proxy Statement
[X]Definitive Additional Materials
[   ]Soliciting Material Pursuant to §240.14a-12

Advent Claymore Convertible Securities and Income Fund
Advent Claymore Convertible Securities and Income Fund II

(Names of Co-Registrants As Specified in their Charters)

Payment of Filing Fee (Check the appropriate box):

[ X]     No Fee Required
[    ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[    ]Fee paid previously with preliminary materials.
[    ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Advent Claymore Convertible Securities and Income Fund
Advent Claymore Convertible Securities and Income Fund II

1271 Avenue of the Americas, 45th floor
New York, New York 10020
______________________________________________________________________________

NOTICE OF ADJOURNMENT
______________________________________________________________________________

Dear Preferred Shareholder:

The annual meeting of shareholders of Advent Claymore Convertible Securities and Income Fund (“AVK”) and Advent Claymore Convertible Securities and Income Fund II (“AGC” and together with AVK, the “Trusts”) on October 24, 2012 has been adjourned to Wednesday, November 14, 2012 at 10:00 a.m. Eastern time with respect to the election of trustees by the holders of preferred shares voting as a separate class to provide shareholders who have not yet cast their proxy vote with additional time to do so.  The reconvened annual meeting will be held at the offices of the Trusts’ counsel, Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036

Our records indicate that you are a record date holder of preferred shares and your vote has not yet been received. It is critical that your proxy vote is received before the reconvened annual meeting. Additional solicitation efforts are costly and could delay the important business of the Trusts.

Enclosed you will find another copy of your proxy ballot(s) which lists the proposals to be voted on.  If you need another copy of the Trusts’ proxy statement or have any proxy-related questions, please contact the Trusts at (866) 274-2227.

I thank you in advance for your help with this urgent matter.

Sincerely

/s/Edward C. Delk

Edward C. Delk
Secretary of the Trusts

November 2, 2012

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